                                                        STOCK PURCHASE AGREEMENT
                                                              REVISED 9/29/99


                              TELEDESIC CORPORATION
                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (this "Agreement") is made as of __________, ____, by and between Teledesic Corporation, a Delaware corporation (the "Corporation"), and __________________________________, a resident of
_______________, the holder of a stock option ("Optionee") under the Corporation's [ ] Restated 1994 Stock Option/Stock Issuance Plan (the "Plan") [ ] 1996 Restated California Stock Option/Stock Issuance Plan (the "Plan").

        All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, the attached Appendix A or the Plan.

A.      EXERCISE OF OPTION

        1. EXERCISE

        Optionee hereby purchases ____________ shares of Common Stock as set forth below (the "Purchased Shares") pursuant to the option(s) (the "Option") granted to Optionee on the date(s) set forth below under the Plan at the exercise price(s) set forth below (the "Exercise Price"):

                          # of Shares in                                # of
     Grant Date         Total Option Grant         ISO/NSO         Purchased Shares      Exercise Price
     ----------         ------------------         -------         ----------------      --------------
   _______________       ________________      ISO [ ] NSO [ ]     ________________      _____________

   _______________       ________________      ISO [ ] NSO [ ]     ________________      _____________

   _______________       ________________      ISO [ ] NSO [ ]     ________________      _____________

   _______________       ________________      ISO [ ] NSO [ ]     ________________      _____________

   _______________       ________________      ISO [ ] NSO [ ]     ________________      _____________

        2. PAYMENT

        Concurrently with the delivery of this Agreement to the Corporate Secretary, Optionee shall pay the Exercise Price for the Purchased Shares in accordance with the provisions of the Option Agreement and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise with respect to the Purchased Shares.

        3. STOCKHOLDER RIGHTS

        Until such time as the Corporation actually exercises its First Refusal Right (as defined in Section D.1 hereof) under this Agreement, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Section C hereof.

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B.      SECURITIES LAW COMPLIANCE

        1. EXEMPTION FROM REGISTRATION/RESTRICTED SECURITIES

        Optionee hereby represents and warrants as follows:

        (a) Optionee is aware that the Purchased Shares have not been registered under the Securities Act or any state securities laws, pursuant to exemption(s) from registration. Optionee understands that the reliance by the Corporation on such exemption(s) is predicated in part upon the truth and accuracy of the statements by Optionee in this Agreement;

        (b) Optionee understands that because the Purchased Shares have not been registered under the Securities Act, Optionee must continue to bear the economic risk of the investment for an indefinite time. Optionee further understands that the Purchased Shares cannot be sold unless the Purchased Shares are subsequently registered or an exemption from registration is available and that Rule 144 of the SEC issued under the Securities Act is not presently available to exempt the resale of the Purchased Shares from the registration requirements of the Securities Act;

        (c) Optionee has been furnished with the Plan, the Plan Summary, Additional Information Regarding Risk Factors, Financial Statements of the Corporation, and all other information that Optionee deems necessary to evaluate the merits and risks of the purchase of the Purchased Shares;

        (d) Optionee has had the opportunity to ask questions and receive answers concerning the information received about the Purchased Shares and the Corporation and has been given the opportunity to obtain any additional information the Optionee deems necessary to verify the accuracy of any information obtained concerning the Purchased Shares and the Corporation. Optionee understands that such discussions, as well as any written information issued by the Corporation, were intended to describe the aspects of the Corporation's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description;

        (e) Optionee hereby represents and warrants that Optionee is purchasing the Purchased Shares for Optionee's own account for investment and not with a view to the sale or distribution of all or any part thereof, and no one other than the Optionee has any beneficial interest in the Purchased Shares.

        2. DISPOSITION OF SHARES

        Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under Section C.1 hereof) unless and until there is compliance with all of the following requirements:

               (a) Optionee shall have provided the Corporation with a written summary of the terms and conditions of the proposed disposition.


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               (b) Optionee shall have complied with all requirements of this
        Agreement applicable to the disposition of the Purchased Shares.

               (c) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that
        (i) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken.

        The Corporation shall not be required to (i) transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this Agreement or (ii) treat as the owner of the Purchased Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

        3. RESTRICTIVE LEGENDS

        The stock certificates for the Purchased Shares shall be endorsed with restrictive legends, including one or more of the following legends:

               (a) "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving said securities,
        (ii) this corporation receives an opinion of legal counsel for the holder of these securities satisfactory to this corporation stating that such transaction is exempt from registration or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

               (b) "The shares represented by this certificate may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ________, 19__ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). Such agreement grants certain rights of first refusal to the Corporation (or its assignees) upon the sale, assignment, transfer, encumbrance or other disposition of the shares. A copy of such agreement is maintained at the Corporation's principal corporate offices."

C.      TRANSFER RESTRICTIONS

        1. RESTRICTION ON TRANSFER

        Purchased Shares shall not be transferred, assigned, encumbered or otherwise made the subject of disposition in contravention of the First Refusal Right under Section D hereof or the market standoff provisions of Section C.3 hereof. Such restrictions on transfer, however, shall not apply to (a) a gratuitous transfer of the Purchased Shares, provided, and only if, Optionee obtains the Corporation's prior written consent to such transfer, (b) a transfer of title to the


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Purchased Shares effected pursuant to Optionee's will or the laws of intestate succession, or (c) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by Optionee in connection with the acquisition of the Purchased Shares.

        2. TRANSFEREE OBLIGATIONS

        Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in Section
C.1 hereof must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred shares are subject to (a) the First Refusal Right granted hereunder and (b) the market standoff provisions of Section C.3 hereof, to the same extent such shares would be so subject if retained by Optionee.

        3. MARKET STANDOFF

               (a) In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Corporation's initial public offering, Owner shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Purchased Shares without the prior written consent of the Corporation or its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of the final prospectus for the offering as may be requested by the Corporation or such underwriters; provided, however, that in no event shall such period exceed one hundred eighty (180) days. The limitations of this Section C.3 shall in all events terminate two (2) years after the effective date of the Corporation's initial public offering.

               (b) Owner shall be subject to the market standoff provisions of this Section C.3, provided, and only if and to the same extent, that the officers and directors of the Corporation are also subject to similar arrangements.

               (c) In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation's outstanding Common Stock effected as a class without the Corporation's receipt of consideration, then any new, substituted or additional securities distributed with respect to the Purchased Shares shall be immediately subject to the provisions of this Section C.3 to the same extent the Purchased Shares are at such time covered by such provisions.

               (d) In order to enforce the limitations of this Section C.3, the Corporation may impose stop-transfer instructions with respect to the Purchased Shares until the end of the applicable standoff period.

D.      RIGHT OF FIRST REFUSAL

        1. GRANT

        The Corporation is hereby granted the right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed transfer of the Purchased Shares. For purposes of


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this Section D, the term "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner, but shall not include any of the permitted transfers under Section C.1 hereof.

        2. NOTICE OF INTENDED DISPOSITION

        In the event any Owner of the Purchased Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the Purchased Shares subject to such offer to be hereinafter called the "Target Shares"), Owner shall promptly (a) deliver to the Corporate Secretary written notice (the "Disposition Notice") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and
(b) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in Sections B and C hereof.

        3. EXERCISE OF RIGHT

        The Corporation (or its assignees) shall, for a period of twenty-five
(25) days following receipt of the Disposition Notice, have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms and conditions as those specified therein or upon such other terms and conditions (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice (the "Exercise Notice") to Owner prior to the expiration of the twenty-five (25) day exercise period. If such right is exercised with respect to all the Target Shares, then the Corporation (or its assignees) shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice, at which time Owner shall deliver to the Corporation the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer.

        Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation (or its assignees) cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation (or its assignees) or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall determine such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the later of (a) the fifth business day following delivery of the Exercise Notice and (b) the fifth business day after such cash valuation shall have been made.

        4. NONEXERCISE OF RIGHT

        In the event the Exercise Notice is not given to Owner within twenty-five (25) days following the date of the Corporation's receipt of the Disposition Notice, Owner shall have a period of thirty (30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms and conditions (including


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the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section B hereof. The third-party offeror shall acquire the Target Shares free and clear of the First Refusal Right hereunder, but the acquired shares shall remain subject to (a) the securities law restrictions of Section B.1 hereof and (b) the market stand-off provisions of Section C.3. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30) day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses in accordance with Section D.7 hereof.

        5. PARTIAL EXERCISE OF RIGHT

        In the event the Corporation (or its assignees) makes a timely exercise of the First Refusal Right with respect to a portion, but not all, of the Target Shares specified in the Disposition Notice, Owner shall have the option, exercisable by written notice to the Corporation delivered within five (5) days after Owner's receipt of the Exercise Notice, to effect the sale of the Target Shares pursuant to either of the following alternatives:

               (a) sale or other disposition of all the Target Shares to the third-party offeror identified in the Disposition Notice, but in full compliance with the requirements of Section D.4 hereof, as if the Corporation did not exercise the First Refusal Right hereunder; or

               (b) sale to the Corporation (or its assignees) of the portion of the Target Shares that the Corporation (or its assignees) has elected to purchase, such sale to be effected in substantial conformity with the provisions of Section D.3 hereof.

        Failure of Owner to deliver timely notification to the Corporation under this Section D.5 shall be deemed to be an election by Owner to sell the Target Shares pursuant to alternative (a) above.

        6. RECAPITALIZATION/REORGANIZATION

               (a) In the event any stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other transaction affecting the outstanding Common Stock as a class is effected without the Corporation's receipt of consideration, any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to the Purchased Shares shall be immediately subject to the First Refusal Right hereunder, but only to the extent the Purchased Shares are at the time covered by such right.

               (b) In the event of a Reorganization, the First Refusal Right shall remain in full force and effect and shall apply to the new capital stock or other property received in exchange for the Purchased Shares in consummation of the Reorganization, but only to the extent the Purchased Shares are at the time covered by such right.


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        7. LAPSE

        The First Refusal Right under this Section D shall lapse and cease to have effect upon the earliest to occur of (a) the first date on which shares of the Common Stock are held of record by more than five hundred (500) persons, (b) a determination is made by the Board that a public market exists for the outstanding shares of Common Stock, and (c) a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Common Stock in the aggregate amount of at least ten million dollars ($10,000,000). The market standoff provisions of Section C.3 hereof shall, however, continue to remain in full force and effect following the lapse of the First Refusal Right hereunder.

E.      GENERAL PROVISIONS

        1. ASSIGNMENT

        The Corporation may assign its First Refusal Right to any person or entity selected by the Board, including, without limitation, one or more stockholders of the Corporation.

        2. NO EMPLOYMENT OR SERVICE CONTRACT

        Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.

        3. NOTICES

        Any notice required in connection with (a) the First Refusal Right or
(b) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section E.3 to all other parties to this Agreement.

        4. NO WAIVER

        The failure of the Corporation (or its assignees) in any instance to exercise the First Refusal Right shall not constitute a waiver of any other rights of first refusal that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.


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        5. CANCELLATION OF SHARES

        If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Agreement.

F.      MISCELLANEOUS PROVISIONS

        1. OPTIONEE UNDERTAKING

        Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

        2. AGREEMENT IS ENTIRE CONTRACT

        This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan.

        3. SUCCESSORS AND ASSIGNS

        The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee and Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

        4. GOVERNING LAW

        The parties submit to the exclusive jurisdiction and venue of the federal or state courts of Washington, County of King, to resolve issues that may arise out of or relate to this Agreement and the Plan or the same subject matter. This Agreement and the Plan shall be governed by the laws of the State of Washington, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement and the Plan to the substantive law of another jurisdiction.


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        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                       TELEDESIC CORPORATION

                                       By:
                                                 -------------------------------
                                       Title:
                                                --------------------------------

                                       OPTIONEE:

                                       -----------------------------------------
                                       Name:
                                                --------------------------------
                                       Address:
                                                --------------------------------

                                       -----------------------------------------
                                       Social Security/Taxpayer
                                       I.D. Number


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                                    APPENDIX

DEFINITIONS

        A. BOARD shall mean the Corporation's Board of Directors.

        B. COMMON STOCK shall mean the Corporation's Class A Common Stock.

        C. EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

        D. OPTION AGREEMENT shall mean the agreement or agreements between the Corporation and Optionee evidencing the Option.

        E. OWNER shall mean Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from Optionee in accordance with Section C.1 of this Agreement.

        F. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        G. REORGANIZATION shall mean any of the following transactions:

                (i) a merger or consolidation in which the Corporation is not the surviving entity,

                (ii) a sale, transfer or other disposition of all or substantially all of the Corporation's assets,

                (iii) a reverse merger in which the Corporation is the surviving entity but in which the Corporation's outstanding voting securities are transferred in whole or in part to a person or persons other than those who held such securities immediately prior to the merger, or

                (iv) any transaction effected primarily to change the state in which the Corporation is incorporated or to create a holding company structure.

        H. SEC shall mean the Securities and Exchange Commission.

        I. SECURITIES ACT shall mean the Securities Act of 1933, as amended.

        J. SERVICE shall mean the provision of services to the Corporation or any Parent or Subsidiary by an individual in the capacity of an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, a nonemployee member of the Board or a consultant or independent contractor.

        K. SUBSIDIARY shall mean each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporations in the unbroken chain (other than the last corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.